Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses, and “Other Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated August 1, 2025, and each included in this Post-Effective Amendment No. 52 to the Registration Statement (Form N-1A; File No. 333-84797) of Rydex Dynamic Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 28, 2025, with respect to the financial statements and financial highlights of the S&P 500® 2x Strategy Fund, Inverse S&P 500® 2x Strategy Fund, NASDAQ-100® 2x Strategy Fund, Inverse NASDAQ-100® 2x Strategy Fund, Dow 2x Strategy Fund, Inverse Dow 2x Strategy Fund, Russell 2000® 2x Strategy Fund and Inverse Russell 2000® 2x Strategy Fund (eight of the funds constituting Rydex Dynamic Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Tysons, Virginia

July 29, 2025